EXHIBIT 5.1

                           [LETTERHEAD]                           P.O. Box 31828
                                                   Raleigh, North Carolina 27622
[TRIANGLE BANCORP LOGO                                      4300 Glenwood Avenue
    GOES HERE]                                     Raleigh, North Carolina 27622
                                                        Telephone (919) 881-0455
                                                              FAX (919) 781-6042



November 24, 1997

Board of Directors
Triangle Bancorp, Inc.
4300 Glenwood Avenue
Raleigh, NC 27612

Ladies and Gentlemen:

I am a Senior Vice President and General Counsel for Triangle Bancorp, Inc., a North Carolina corporation (the "Company"), and in such capacity am familiar with the registration under the Securities Act of 1933, as amended, on Form S-8 ("Registration Statement") of an aggregate of 232,432 shares ("Shares"} of the Company's Common Stock, no par value per share, which are reserved for issuance under the Bank of Mecklenburg 1988 Incentive Stock Option Plan and the Bank of Mecklenburg 1996 Director Stock Option Plan (collectively, the "Plans"), both of which Plans were assumed by Triangle Bancorp, Inc. upon its acquisition of the Bank of Mecklenburg on October 3, 1997.

As General Counsel of the Company, I have examined the proceedings taken and am familiar with the proceedings proposed to be taken in connection with the issuance and sale of the Shares under the Plans. Further, in connection with the Registration Statement, I have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials and other documents as I have deemed relevant and appropriate as the basis for the opinion hereinafter expressed. In such examination, I have assumed the genuiness of all signatures, the authencity of all original documents submitted to me, the conformity to the originals of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such documents.

Based upon such examination, and relying upon statements of fact contained in the documents which I have examined, I am of the opinion that the Shares have been duly and validly authorized and, when issued and sold as contemplated by the Plans, will be validly issued, fully paid and non-assesable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Alexander M. Donaldson
Alexander M. Donaldson
Senior Vice President and General Counsel